EXHIBIT 10.10

February 17, 2004


Mr. Fred Hudson P.O. Box 84
Free Union, VA  22940

Dear Fred:

This letter serves to verify your termination from iSECUREtrac Corporation ("iST") effective February 13, 2004.

On February 13, 2004 you will be vested in 125,000 options at a strike price of $0.41. You will also have accrued 5.3 days annual leave. This will be processed in a separate check along with your final paycheck on March 1, 2004.

I have also included a "Payout Policy" concerning iST's 401K Plan. The life insurance policy that iST provided will be in effect until the end of February.

Sincerely,

/s/  Donna M. Reynolds

Donna M. Reynolds
Director of Human Resources

Enclosure












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